Exhibit 99.1

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL OWNERS OF IZEA WORLDWIDE, INC. ("IZEA" OR THE "COMPANY") COMMON STOCK (TICKER SYMBOL: IZEA) AS OF MARCH 6, 2019, WHO CONTINUE TO OWN SUCH SHARES ("CURRENT IZEA STOCKHOLDERS").
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.
YOUR RIGHTS MAY BE AFFECTED.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, STOCKHOLDERS OF IZEA WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.
THIS ACTION IS NOT A "CLASS ACTION." THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
PLEASE TAKE NOTICE that this action is being settled on the terms in a Stipulation and Agreement of Settlement, dated March 6, 2019 (the "Stipulation"). The purpose of this Notice is to inform you of:

•	the existence of this derivative action (the "Action"),

•	the proposed settlement between the Plaintiffs[1] and the Defendants (the "Settlement"),[2]

•	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,

•	Plaintiffs’ Counsel’s application for fees and expenses, and

•	Plaintiffs’ Service Awards.
This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or the Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Action and of your rights in connection with the proposed Settlement.
Summary
On March 6, 2019, Plaintiffs, IZEA, in its capacity as a nominal defendant, and the Individual Defendants entered into the Stipulation to settle the above-captioned action filed derivatively on behalf of IZEA in the United States District Court for the Central District of California (the "Court") and the Nevada State Action. The Settlement, as documented in the Stipulation, subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Action and the Nevada State Action (together, the "Actions") with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt, implement and/or maintain certain corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides that the Defendants shall cause their insurer to pay a Fee and Expense Award to Plaintiffs’ Counsel of three hundred thousand dollars ($300,000.00) and Service Awards to Plaintiffs of one thousand five hundred dollars ($1,500.00) each, to be paid from the Fee and Expense Award, subject to Court approval.
This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, https://izea.com/investor-relations, contact Plaintiffs’ Counsel at the address listed below, or inspect the full Stipulation filed with the Clerk of the Court.
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[1]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

[2]
The Settlement also includes the dismissal with prejudice of the related shareholder derivative action that was filed derivatively on behalf of IZEA pending in the Eighth Judicial District Court of the State of Nevada, Clark County, captioned Stuart v. Murphy, et al., Case No. A-18-777135-C (the "Nevada State Action").

What is the Lawsuit About?
The Actions are brought derivatively on behalf of IZEA and allege that the Individual Defendants breached their fiduciary duties by making and/or causing IZEA to make false and misleading statements of material fact to the investing public.
Why is there a Settlement?
The Court has not decided in favor of the Defendants or the Plaintiffs. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement, including the corporate governance reforms that the Company will adopt as part of the Settlement, provides a substantial benefit to, and is in the best interests of, IZEA and its stockholders.
The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to IZEA or its stockholders, or any wrongdoing whatsoever. The Individual Defendants further deny that IZEA has suffered any damage, injury or other harm as a result of any action or inaction on their part. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Actions. Yet, IZEA acknowledges and agrees that the Reforms confer a substantial benefit upon the Company and its stockholders. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Actions, or any liability with respect thereto, the Defendants have concluded that the Settlement is in the best interest of IZEA and accordingly have determined that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.
The Settlement Hearing and Your Right to Object to the Settlement
On August 28, 2019, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the "Preliminary Approval Order") and providing for the notice of the Settlement to be made to Current IZEA Stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the "Settlement Hearing") on December 16, 2019 at 8:30 a.m. before the Honorable John A. Kronstadt, U.S. District Court, Central District of California, Courtroom 10B, located at the First Street Courthouse, 350 W. First Street, Los Angeles, California 90012, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Action with prejudice, and releasing the Released Claims against the Released Persons (the "Judgment"); (iv) consider the agreed-to Fee and Expense Award to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.
Pursuant to the Judgment, IZEA, Plaintiffs, and each of IZEA’s current stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. IZEA, Plaintiffs, and each of IZEA’s current stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing, continuing, filing or otherwise prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
Any Current IZEA Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file a with the Court a written objection. An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection; (b) proof of ownership of IZEA common stock as of March 6, 2019 and through the date of the Settlement Hearing, including the number of shares of IZEA common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear and requesting to be heard at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.
IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN DECEMBER 2, 2019. The Clerk’s address is:
Clerk of the Court
U.S. DISTRICT COURT, CENTRAL DISTRICT OF CALIFORNIA
Courtroom 10B
350 W. First Street
Los Angeles, CA 90012
YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN DECEMBER 2, 2019. Counsel’s addresses are:
Counsel for Plaintiff in the Action:
Thomas J. McKenna
GAINEY McKENNA & EGLESTON
440 Park Avenue South, 5th Floor
New York, NY 10016
Counsel for Plaintiff in the Nevada State Action:
Timothy Brown
THE BROWN LAW FIRM, P.C.
240 Townsend Square
Oyster Bay, NY 11771
Counsel for the Defendants:
Nicole C. Mueller
K&L GATES LLP
70 West Madison Street, Suite 3100
Chicago, IL 60602
An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any IZEA stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.
Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.
If you are a Current IZEA Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.
If you held IZEA common stock as of March 6, 2019 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting counsel for Plaintiffs at: Thomas J. McKenna, Gainey McKenna & Egleston, 440 Park Avenue South, 5th Floor, New York, NY 10016, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com; or Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.